Certain information has been excluded from this exhibit because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”) dated as of November 1, 2024 is between ProFunds, a Delaware statutory trust on behalf of each of its current and future series (the “Trust”), and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the state of Ohio (“Ultimus”).

Background

The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and it desires that Ultimus perform certain services for each of its current and future series (individually referred to herein as a “Fund” and collectively as the “Funds”). Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement.

Terms and Conditions

1.Retention of Ultimus

The Trust engages Ultimus to act as the service provider on behalf of each Fund for the services set forth in each Addendum selected below (collectively, the “Services”), which are incorporated by reference into this Agreement. Ultimus accepts such engagement to perform the selected Services.

Fund Accounting Addendum

Fund Administration Addendum

Transfer Agent and Shareholder Servicing Addendum

2.Allocation of Charges and Expenses

2.1.Ultimus shall furnish at its own expense the executive, supervisory, and clerical personnel necessary to perform its obligations under this Agreement. Ultimus shall also pay all compensation of any officers of the Trust who are affiliated persons of Ultimus, except when such person is serving as the Trust’s chief compliance officer.

2.2.The Trust, on behalf of each Fund, assumes and shall pay or cause to be paid all other expenses of the Trust or a Fund not otherwise allocated under this Section 2, including, without limitation: organization costs; taxes; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, information statements, proxy statements and related materials; all expenses incurred in connection with issuing and redeeming shares; the costs of custodial services; the cost of initial and ongoing registration or qualification of the shares under federal and state securities laws; fees and reimbursable expenses of Trustees who are not affiliated persons of Ultimus or the investment adviser(s) to the Trust; insurance premiums; interest; brokerage costs; litigation and other extraordinary or nonrecurring expenses; and, all fees and charges of investment advisers to the Trust.

3.Compensation

3.1.The Trust, on behalf of each Fund, shall pay for the Services to be provided by Ultimus under this Agreement in accordance with, and in the manner set forth in, the fee letter attached to each addendum (each a “Fee Letter”), which may be amended from time to time. Each Fee Letter is incorporated by reference into this Agreement.

3.2.If this Agreement becomes effective subsequent to the first day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the applicable Fee Letter. If this Agreement terminates before the last day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the applicable Fee Letter. The Trust shall promptly pay Ultimus’ compensation for the preceding month.

3.3.In the event that the U.S. Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority, Inc. (“FINRA”), or any other regulator or self-regulatory authority adopts regulations and requirements relating to the payment of fees to service providers or which would result in any material increases in costs to provide the Services under this Agreement, the parties agree to negotiate in good faith amendments to this Agreement in order to comply with such requirements and provide for additional compensation for Ultimus as mutually agreed to by the parties.

3.4.In the event that any fees are disputed, the Trust shall, on or before the due date, pay all undisputed amounts due hereunder and notify Ultimus in writing of any disputed fees which it is disputing in good faith. Payment for such disputed fees shall be due on or before the thirtieth (30th) business day after the day on which Ultimus provides to the Trust documentation reasonably satisfactory to the Trust which reasonably supports the disputed charges.

4.Reimbursement of Expenses

In addition to paying Ultimus the fees described in each Fee Letter, the Trust, on behalf of each Fund, agrees to reimburse Ultimus for its actual reimbursable expenses in providing services hereunder, if applicable, including, without limitation, the following:

4.1.Reasonable travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance at meetings of the Trust’s Board of Trustees (the “Board”) or any committee thereof and shareholders’ meetings;

4.2.Reasonable freight and other delivery charges incurred by Ultimus in delivering materials on behalf of the Trust;

4.3.The reasonable cost of obtaining secondary security market quotes and any securities data, including, but not limited to, the cost of fair valuation services and the cost of obtaining corporate action related data and securities master data;

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4.4.All reasonable fees and expenses incurred in connection with any licensing of software, subscriptions to databases, custom programming or systems modifications required to provide any special reports or services not described herein requested by the Trust;

4.5.Any expenses Ultimus shall incur at the direction of an officer of the Trust thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes;

4.6.A reasonable allocation of the costs associated with the preparation of Ultimus’ Service Organization Control 1 Reports (“SOC 1 Reports”); and

4.7.A reasonable allocation of the cost of GainsKeeper® software, used by Ultimus to track wash loss deferrals for both fiscal (855) and excise tax provisioning.

[REDACTED]

5.Maintenance of Books and Records; Record Retention

5.1.Ultimus shall keep and maintain on behalf of the Trust all books and records which the Trust is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act, relating to the maintenance of books and records in connection with the services to be provided hereunder.

5.2.Ownership of Records

A.Ultimus agrees that all such books, records, and other data (except computer programs and procedures) developed to perform the Services (collectively, “Client Records”) shall be the property of the Trust or Fund.

B.Ultimus agrees to provide the Client Records to the Trust or a Fund, at the expense of the Trust or Fund, upon reasonable request, and to make such books and records available for inspection by the Trust, a Fund, or its regulators at reasonable times.

C.Ultimus agrees to furnish to the Trust or a Fund, at the expense of the Trust or Fund, all Client Records in the electronic or other medium in which such material is then maintained by Ultimus as soon as practicable after any termination of this Agreement. Unless otherwise required by applicable law, rules, or regulations, Ultimus shall promptly turn over to the Trust or Fund or, upon the written request of the Trust or Fund, destroy the Client Records maintained by Ultimus pursuant to this Agreement. If Ultimus is required by applicable law, rule, or regulation to maintain any Client Records, it will provide the Trust or Fund with copies as soon as reasonably practical after the termination.

5.3.Ultimus agrees to keep confidential all Client Records, except when requested to divulge such information by duly constituted authorities or court process.

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5.4.If Ultimus is requested or required to divulge such information by duly constituted authorities or court process, Ultimus shall, unless prohibited by law, promptly notify the Trust or Fund of such request(s) so that the Trust or Fund may seek, at the expense of the Trust or Fund, an appropriate protective order.

6.Subcontracting

Ultimus may, at its expense, subcontract with any entity or person concerning the provision of the Services; provided, however, that Ultimus gives the Trust at least 90 days' prior written notice of such subcontracting engagement, and such subcontracting engagement does not impair the type, quality, nature, or provision of services under this Agreement in any material respect. Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor, and Ultimus shall be responsible, to the extent provided in Section 10, for all acts of a subcontractor.

7.Effective Date

7.1.This Agreement shall become effective as of the date first above written with respect to each Fund in existence on such date (or, if a particular Fund is not in existence on that date, on the date such Fund commences operation) (the “Agreement Effective Date”).

7.2.Each Addendum shall become effective as of the date first written in the Addendum with respect to each Fund in existence on such date (or, if a particular Fund is not in existence on that date, on the date such Fund commences operation).

8.Term

8.1.Initial Term. This Agreement shall continue in effect, unless earlier terminated by either party as provided under this Section 8, for a period of four (4) years from the date first above written (the “Initial Term”).

8.2.Renewal Terms. Immediately following the Initial Term this Agreement shall automatically renew for successive two-year periods (a “Renewal Term”).

8.3.Termination. A party may terminate this Agreement under the following circumstances.

A.Termination for Good Cause. During the Initial Term or a Renewal Term, a party (the “Terminating Party”) may only terminate this Agreement against the other party (the “Non-Terminating Party”) for good cause. For purposes of this Agreement, “good cause” shall mean:

(1)a material breach of this Agreement by the Non-Terminating Party that has not been cured or remedied within 30 days after the Non-Terminating Party receives written notice of such breach from the Terminating Party;

(2)the Non-Terminating Party takes a position regarding compliance with Federal Securities Laws that the Terminating Party reasonably disagrees with, the Terminating Party provides 30 days’ prior written notice of such disagreement, and

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the parties fail to come to agreement on the position within the 30-day notice period;

(3)a final and unappealable judicial, regulatory, or administrative ruling or order in which the Non-Terminating Party has been found guilty of criminal or unethical behavior in the conduct of its business;

(4)the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under the Bankruptcy Code of the United States Code, as then in effect;

(5)if Ultimus assigns all its rights and interests in this Agreement to a purchaser of substantially all of its business without the specific written consent of the Trust, then this Agreement may be terminated by the Trust and such termination shall be deemed “good cause”.

(6)if the Board approves liquidation of a Fund, this Agreement may be terminated with respect to such Fund only, and such termination shall be deemed to be for “good cause”; provided that this Agreement remains in full force and effect with respect to all non-liquidating Funds; the only exception being if the liquidating Fund is the last or only Fund in the Trust, in which event this Agreement shall be terminated in its entirety upon liquidation of that sole remaining Fund and such termination shall be deemed to be for “good cause”.

B.Out-of-Scope Termination. If the Trust or Fund demands services that are beyond the scope of this Agreement and/or a Fund’s investment strategy, structure, holdings, or other aspects of a Fund’s operations deviate in any material respect from those Ultimus understood to exist during the initial due diligence and onboarding stage, such that Ultimus is (or will be) required to employ resources, whether in the form of additional man hours, investment or otherwise, beyond what was originally anticipated by Ultimus (collectively, the “Out-of- Scope Services”), and the parties cannot agree on appropriate terms relating to such Out- of-Scope Services, Ultimus may terminate this Agreement upon not less than 270 days’ prior written notice.

C.End-of-Term Termination. A party can terminate this Agreement at the end of the Initial Term or a Renewal Term by providing written notice of termination to the other party at least 270 days prior to the end of the Initial Term or then-current Renewal Term.

D.Early Termination. Any termination of this Agreement in whole or in part other than termination under Section 8.3.A-C is deemed an “Early Termination.” The Trust or Fund(s) effecting such Early Termination shall be subject to an “Early Termination Fee” equal to the pro rated fee amount due to Ultimus through the end of the then-current term as calculated in the applicable Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the term of the Agreement.

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E.Final Payment. Any unpaid compensation, reimbursement of expenses, or Early Termination Fee is due to Ultimus within 60 calendar days of the final billing of services.

8.4.No Waiver. Failure by either party to terminate this Agreement for a particular cause shall not constitute a waiver of its right to subsequently terminate this Agreement for the same or any other cause.

9.Additional Funds or Classes of Shares

In the event that the Trust establishes one or more additional series with respect to which it desires to have Ultimus render services under the terms hereof, it shall so notify Ultimus in writing. The filing of a Registration Statement with the U.S. Securities and Exchange Commission under Rule 485(a) adding the series will constitute such notice. Ultimus shall have thirty (30) days from the date of receipt of such notice to provide the Trust with written objection to the additional series becoming a Fund hereunder. If Ultimus makes no such objection or fails to deliver such objection to the Trust within the allotted thirty (30) days, such additional series shall automatically become a Fund hereunder as of the date specified in the Trust’s notice.

10.Standard of Care; Limits of Liability; Indemnification

10.1.Standard of Care. Each party's duties are limited to those expressly set forth in this Agreement and the parties do not assume any implied duties. In performing all of its duties and obligations hereunder, Ultimus shall use the reasonable care and diligence that a professional service provider would observe in these affairs. Each party shall use its best efforts in the performance of its duties and act in good faith in performing the Services or its obligations under this Agreement. Each party shall be liable for any damages, losses or costs arising out of such party’s failure to perform its duties under this Agreement to the extent such damages, losses or costs arise out of its willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

10.2.Limits of Liability

A. Ultimus shall not be liable for any Losses (as defined below) arising from the following:

(1)performing Services or duties pursuant to any oral, written, or electric instruction, notice, request, record, order, document, report, resolution, certificate, consent, data, authorization, instrument, or item of any kind that Ultimus reasonably believes to be genuine and to have been signed, presented, or furnished by a duly authorized representative of the Trust or any Fund (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes);

(2)using valuation information provided by the Trust’s approved third-party pricing service(s) or the investment adviser(s) to the Fund for the purpose of valuing a Fund’s portfolio holdings;

(3)any default, damages, costs, loss of data or documents, errors, delay, or other loss whatsoever caused by events beyond Ultimus’ reasonable control, including,

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without limitation, corrupt, faulty or inaccurate data provided to Ultimus by third- parties;

(4)any error, action or omission by the Trust or other past or current service provider; and

(5)any failure to properly register any Fund’s shares in accordance with the Securities Act or any state blue sky laws.

B.Ultimus may apply to the Trust at any time for instructions and may, with prior approval of the Trust, consult with counsel for the Trust or a Fund, counsel for the Trust’s independent Trustees, and with accountants and other experts with respect to any matter arising in connection with Ultimus’ duties or the Services. Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants, or other experts qualified to render such opinion.

C.A copy of the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) is on file with the Secretary of State (or equivalent authority) of the state in which the Trust is organized, and notice is hereby given that this instrument is executed on behalf of the Trust and not the Trustees individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust (or if the matter relates only to a particular Fund, that Fund), and Ultimus shall look only to the assets of the Trust (or the particular Fund, as applicable), for the satisfaction of such obligations.

D.Ultimus shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Trust or any Fund, the Trust’s or any Fund’s investment adviser or any of the Trust’s or Fund’s other service providers until receipt of written notice thereof from the Trust or Fund (as applicable) or when such change is or should be clearly known by Ultimus personnel as a result of their attendance at Trust board meetings. As used in this Agreement, the term “investment adviser” includes all sub-advisers or persons performing similar services.

E.The Board has and retains sole responsibility for oversight of all compliance matters relating to the Funds, including, but not limited to, compliance with the Investment Company Act, the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the USA PATRIOT Act of 2001, the Sarbanes Oxley Act of 2002 and the policies and limitations of each Fund relating to the portfolio investments as set forth in the prospectus and statement of additional information. Ultimus’ monitoring and other functions hereunder shall not relieve the Board of its responsibility for overseeing such compliance.

F.To the maximum extent permitted by law, the Trust agrees to limit Ultimus’ liability for the Trust’s Losses (as defined below) to an amount that shall not exceed the total compensation received by Ultimus under this Agreement during the most recent rolling 18-

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month period or the actual time period this Agreement has been in effect if less than 18 months. This limitation shall apply regardless of the cause of action or legal theory asserted.

G.In no event shall Ultimus be liable for trading losses, lost revenues, special, incidental, punitive, indirect, consequential or exemplary damages or lost profits, whether or not such damages were foreseeable or Ultimus was advised of the possibility thereof. Ultimus shall not be liable for any corrupt, faulty or inaccurate data provided to Ultimus by any third-parties (including, without limitation, any investment adviser to the Funds) for use in delivering Ultimus’ Services to the Trust or a Fund and Ultimus shall have no duty to independently verify and confirm the accuracy of third- party data. The parties acknowledge that the other parts of this Agreement are premised upon the limitation stated in this section.

10.3.Indemnification

A.Each party (the “Indemnifying Party”) agrees to indemnify, defend, and protect the other party, including its trustees, directors, managers, officers, employees, and other agents (collectively, the “Indemnitees” and each an “Indemnitee”), and shall hold the Indemnitees harmless from and against any actions, suits, claims, losses, damages, liabilities, and reasonable costs, charges, and expenses (including attorney fees and investigation expenses) (collectively, “Losses”) arising out of (1) the Indemnifying Party’s failure to exercise the standard of care set forth above unless such Losses were caused in part by the Indemnitees own willful misfeasance, bad faith or gross negligence; (2) any violation of Applicable Law (defined below) by the Indemnifying Party or its affiliated persons or agents relating to this Agreement and the activities thereunder; and (3) any material breach by the Indemnifying Party or its affiliated persons or agents of this Agreement.

B.Notwithstanding the foregoing provisions, the Trust or Fund shall indemnify Ultimus for Ultimus’ Losses arising from circumstances under Section 10.2.A.

C.Upon the assertion of a claim for which either party may be required to indemnify the other, the Indemnitee shall notify the Indemnifying Party of such assertion, and shall keep the Indemnifying Party advised with respect to all developments concerning such claim. Notwithstanding the foregoing, the failure of the Indemnitee to timely notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure.

D.The Indemnifying Party shall have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnitee. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party may be required to indemnify the Indemnitee except with the Indemnifying Party’s prior written consent.

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10.4. The provisions of this Section 10 shall survive termination of this Agreement.

11.Force Majeure.

Neither party will be liable for Losses, loss of data, delay of Services, or any other issues caused by events beyond its reasonable control, including, without limitation, delays by third party vendors and/or communications carriers, acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots, pandemics, failure of the mails, transportation, communication, or power supply.

12.Representations and Warranties

12.1.Joint Representations. Each party represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)It is a corporation, partnership, trust, or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

(B)To the extent required by Applicable Law (defined below), it is duly registered with all appropriate regulatory agencies or self-regulatory organizations and such registration will remain in full force and effect for the duration of this Agreement.

(C)For the duties and responsibilities under this Agreement, it is currently and will continue to abide by all applicable federal and state laws, including, without limitation, federal and state securities laws; regulations, rules, and interpretations of the SEC and its authorized regulatory agencies and organizations, including FINRA; and all other self-regulatory organizations governing the transactions contemplated under this Agreement (collectively, “Applicable Law”).

(D)It has duly authorized the execution and delivery of this Agreement and the performance of the transactions, duties, and responsibilities contemplated by this Agreement.

(E)This Agreement constitutes a legal obligation of the party, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(F)Whenever, in the course of performing its duties under this Agreement, it determines that a violation of Applicable Law has occurred, or that, to its knowledge, a possible violation of Applicable Law may have occurred, or with the passage of time could occur, it shall promptly notify the other party of such violation.

12.2.Representations of Ultimus. Ultimus represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)It has in place and shall maintain physical, electronic and procedural safeguards reasonably designed to protect the availability, security, confidentiality and integrity of, and to prevent unauthorized access to or use of, any and all books, records and information related to the Trust.

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12.3.Representations of the Trust. The Trust represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)(1) as of the close of business on the Agreement Effective Date, each Fund that is then in existence has authorized unlimited shares, and (2) no shares of any Fund will be offered to the public until the Trust’s registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act, has been declared or becomes effective and all required state securities law filings have been made.

(B)It shall cause the investment adviser(s) and sub-advisers, prime broker, custodian, legal counsel, independent accountants, and other service providers and agents, past or present, for each Fund to cooperate with Ultimus and to provide it with such information, data, documents, and advice relating to the Fund as appropriate or reasonably requested by Ultimus, in order to enable Ultimus to perform its duties and obligations under this Agreement. To the extent the Trust, the Fund, the investment adviser(s) or any other service provider to the Fund is/are unable to supply Ultimus with all of the information necessary for Ultimus to perform the Services, Ultimus will not be able to fully perform the Services and will not be responsible for such failure.

(C)The Trust’s Agreement and Declaration of Trust, Bylaws, registration statement and each Fund’s organizational documents, and prospectus are true and accurate and will remain true and accurate at all times during the term of this Agreement in conformance with applicable federal and state securities laws.

(D)Each of the employees of Ultimus that serves or has served at any time as an officer of the Trust, including the CCO, President, Treasurer, Secretary and the AML Compliance Officer, shall be covered by the Trust’s Directors & Officers/Errors & Omissions insurance policy (the “Policy”) and shall be subject to the provisions of the Trust’s Declaration of Trust regarding indemnification of its officers. The Trust shall provide Ultimus with proof of current coverage, including a copy of the Policy, and shall notify Ultimus immediately should the Policy be canceled or terminated.

(E)Any officer of the Trust shall be considered an individual who is authorized to provide Ultimus with instructions and requests on behalf of the Trust (an “Authorized Person”) (unless such authority is limited in a writing from the Trust and received by Ultimus) and has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Ultimus the names of the Authorized Persons from time to time.

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13.Insurance

13.1.Maintenance of Insurance Coverage. Each party agrees to maintain throughout the term of this Agreement professional liability insurance coverage of the type and amount reasonably customary in its industry. Upon request, a party shall furnish the other party with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels, and deductible amounts.

13.2.Notice of Termination. A party shall promptly notify the other party should any of the notifying party’s insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore.

14.Information Provided by the Trust

14.1.Prior to the Agreement Effective Date. Prior to the Agreement Effective Date, the Trust will furnish to Ultimus the following:

(A)copies of the Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed;

(B)the Trust’s Bylaws and any amendments thereto;

(C)certified copies of resolutions of the Board covering the approval of this Agreement, and authorization of officers of the Trust to execute and deliver this Agreement

(D)a list of all the trustees, officers, employees or agents of the Trust, together with specimen signatures of those persons who are authorized to instruct Ultimus and the extent to which they are so authorized;

(E)the Trust’s registration statement and all amendments thereto filed with the SEC pursuant to the Securities Act and the Investment Company Act;

(F)the Trust’s notification of registration under the Investment Company Act on Form N-8A as filed with the SEC;

(G)the Trust’s current prospectus and statement of additional information for each Fund;

(H)copies of the current plan of distribution adopted by the Trust under Rule 12b-1 under the Investment Company Act for each Fund, if applicable;

(I)copies of the current investment advisory agreement and current investment sub-advisory agreement(s), if applicable, for each Fund;

(J)copies of the current underwriting agreement for each Fund;

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(K)contact information for each Fund’s service providers, including, but not limited to, the Fund’s administrator, custodian, transfer agent, independent accountants, legal counsel, underwriter and chief compliance officer; and

(L)a copy of procedures adopted by the Trust in accordance with Rule 38a-1 under the Investment Company Act.

14.2.After the Agreement Effective Date. After the Agreement Effective Date, the Trust will furnish to Ultimus any amendments to the items listed in Section 14.1.

15.Compliance with Law

The Trust assumes full responsibility for the preparation, contents, and distribution of each prospectus of a Fund and further agrees to comply with all applicable requirements of the Federal Securities Laws and any other laws, rules and regulations of governmental authorities having jurisdiction over the Trust or a Fund, including, but not limited to, the Internal Revenue Code, the USA PATRIOT Act of 2001, and the Sarbanes-Oxley Act of 2002, each as amended.

16.Privacy and Confidentiality

16.1.Definition of Confidential Information. The term “Confidential Information” shall mean all information that either party discloses (a “Disclosing Party”) to the other party (a “Receiving Party”), whether in writing, electronically, or orally and in any form (tangible or intangible), that is confidential, proprietary, or relates to clients or shareholders (each either existing or potential). Confidential Information includes, but is not limited to:

(A)any information concerning technology, such as systems, source code, databases, hardware, software, programs, applications, engaging protocols, routines, models, displays, and manuals;

(B)any unpublished information concerning research activities and plans, customers, clients, shareholders, strategies and plans, costs, operational techniques;

(C)any unpublished financial information, including information concerning revenues, profits and profit margins, and costs or expenses; and

(D)Customer Information (as defined below).

Confidential Information is deemed confidential and proprietary to the Disclosing Party regardless of whether such information was disclosed intentionally or unintentionally or marked appropriately.

The term “Confidential Information” shall not include information, data, knowledge and know- how that as shown by written records (i) is known to the receiving party prior to disclosure to such party, (ii) is in the public domain prior to disclosure to such party, (iii) enters the public domain through no violation of this Agreement after disclosure to such party, (iv) such party receives from a third party not under any obligation of confidentiality to the disclosing party or (v) the receiving

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party independently develops without reliance on Confidential Information of the other party and/or its affiliates.

16.2.Definition of Customer Information. Any Customer Information will remain the sole and exclusive property of the Trust. “Customer Information” shall mean all non-public, personally identifiable information as defined by Gramm-Leach-Bliley Act of 1999, as amended, and its implementing regulations (e.g., SEC Regulation S-P and Federal Reserve Board Regulation P) (collectively, the “GLB Act”).

16.3.Treatment of Confidential Information

(A)Each party agrees that at all times during and after the terms of this Agreement, it shall use, handle, collect, maintain, and safeguard Confidential Information in accordance with (1) the confidentiality and non-disclosure requirements of this Agreement; (2) the GLB Act, as applicable and as it may be amended; and (3) such other Applicable Law, whether in effect now or in the future.

(B)Without limiting the foregoing, the Receiving Party shall apply to any Confidential Information at least the same degree of reasonable care used for its own confidential and proprietary information to avoid unauthorized disclosure or use of Confidential Information under this Agreement.

(C)Each party further agrees that:

(1)The Receiving Party will hold all Confidential Information it obtains in strictest confidence and will use and permit use of Confidential Information solely for the purposes of this Agreement or as otherwise provided for in this Agreement, and consistent therewith, may disclose or provide access to its responsible officers, directors, trustees, employees or agents who have a need to know to the extent reasonably necessary to carry out its obligations under this Agreement and are under adequate confidentiality agreements or arrangements;

(2)Notwithstanding the foregoing, the Receiving Party may release Confidential Information as permitted or required by law, regulation, court process, or in connection with any regulatory examination or inquiry, or approved in writing by the Disclosing Party, which approval shall not be unreasonably withheld and may not be withheld where the Receiving Party may be exposed to civil or criminal liability or proceedings for failure to release such information;

(3)Additionally, Ultimus may provide Confidential Information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

(4)The Receiving Party will promptly notify the Disclosing Party of any unauthorized disclosure or use and will cooperate with the Disclosing Party to protect all proprietary rights in any Confidential Information.

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16.4.Severability. This provision and the obligations under this Section 16 shall survive termination of this Agreement.

17.Press Release

Within the first 60 days following the Agreement Effective Date, the Trust agrees to review in good faith a press release (in any format or medium) announcing the Agreement with Ultimus; provided that Ultimus must obtain the Trust’s written consent prior to publication of such release, which consent shall not be unreasonably denied by the Trust.

18.Non-Exclusivity

The services of Ultimus rendered to the Trust are not deemed to be exclusive. Except to the extent necessary to perform Ultimus’ obligations under this Agreement, nothing herein shall be deemed to limit or restrict Ultimus’ right, or the right of any of Ultimus’ managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

19.Arbitration

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York, according to the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

This arbitration provision shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act. Any costs, fees, or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of said award. The prevailing party shall also be entitled to an award of reasonable attorneys’ fees and costs incurred in connection with the enforcement of this Agreement.

20.Notices

Any notice provided under this Agreement shall be sufficiently given when either delivered personally by hand or received by electronic mail overnight delivery, or certified mail at the following address.

20.1.If to the Trust:

ProFunds

Attn: General Counsel

7272 Wisconsin Avenue, 21st Floor Bethesda, MD 20814

Email: GeneralCounsel@ProShares.com

with copies to: Ed Karpowicz

Executive Director, Financial Administration 7272 Wisconsin Avenue, 21st Floor Bethesda, MD 20814

Email: EKarpowicz@ProShares.com

ProFunds
Ultimus Master Services Agreement
November 1, 2024	Page 14 of 17

20.2.If to Ultimus:

Ultimus Fund Solutions, LLC Attn: General Counsel

4221 North 203rd Street, Suite 100 Elkhorn, NE 68022

Email: legal@ultimusfundsolutions.com

21.General Provisions

21.1.Incorporation by Reference. This Agreement and its addendums, schedules, exhibits, and other documents incorporated by reference express the entire understanding of the parties and supersede any other agreement between them relating to the Services.

21.2.Conflicts. In the event of any conflict between this Agreement and any appendices or Addendum thereto, this Agreement shall control.

21.3.Amendments. The parties may only amend, modify, or waive all or part of this Agreement by written amendment or waiver signed by both parties.

21.4.Assignments.

(A)Except as provided in this Section 21.4, this Agreement and the rights and duties hereunder shall not be assignable by either of the parties except by the specific written consent of the non-assigning party.

(B)The terms and provisions of this Agreement shall become automatically applicable to any investment company that is the successor to the Trust because of reorganization, recapitalization, or change of domicile.

(C)Ultimus may, to the extent permitted by law and in its sole discretion, assign all its rights and interests in this Agreement to an affiliate, parent, or subsidiary , provided that Ultimus provides the Trust at least 90 days’ prior written notice.

(D)This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

21.5.Governing Law. This Agreement shall be construed in accordance with the laws of the state of Delaware and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the state of Delaware, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

21.6.Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

ProFunds
Ultimus Master Services Agreement
November 1, 2024	Page 15 of 17

21.7.Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by email or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original, signed copy of this Agreement.

21.8.Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provisions held to be illegal or invalid.

21.9.Separate Agreements. Each Fund shall be regarded for all purposes hereunder as a separate party apart from each other Fund. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Trust shall be deemed to relate solely to the particular Fund to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. Without limiting the generality of the foregoing, in no event shall Ultimus have recourse, whether by set-off or otherwise, with respect to any amounts owed or any liabilities incurred by a Fund, to or against any assets of any other Fund. It is expressly acknowledged and agreed that the obligations of each Trust hereunder shall not be binding upon any of the shareholders, trustees, officers, employees or agents of such Trust personally, but shall bind only the trust property of the Trust. The use of this single document to memorialize the separate agreement of each Fund is understood to be for clerical convenience only and shall not constitute any basis of joining the Funds for any reason. The provisions of this Section 21.9 shall survive termination or expiration of this Agreement

21.10.Separate Obligations. The parties acknowledge that the obligations of each Fund and the Trust hereunder are several and not joint, that no Fund shall be liable for any amount owing by another Fund, or the Trust on behalf of another Fund or Trust, and that the Trust has executed one instrument for convenience only. The provisions of this Section 21.10 shall survive termination or expiration of this Agreement.

Signatures are located on the next page.

ProFunds
Ultimus Master Services Agreement
November 1, 2024	Page 16 of 17
The parties duly executed this Agreement as of November 1, 2024.
ProFunds	Ultimus Fund Solutions, LLC
On behalf of each of its current and future
series
By:	/s/ Todd B. Johnson	By:	/s/ Gary Tenkman
Name:	Todd B. Johnson	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer
ProFunds
Ultimus Master Services Agreement
November 1, 2024	Page 17 of 17

Fund Accounting Addendum

for

ProFunds

and each of its current and future series

This Fund Accounting Addendum, dated as of November 1, 2024, is between ProFunds, a Delaware statutory trust (the “Trust”) on behalf of each of its current and future series (each a “Fund”), and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the state of Ohio (“Ultimus”), and supplements that certain Master Services Agreement dated as of November 1, 2024 by and between the Trust and Ultimus (the “Master Services Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

Fund Accounting Services

1.Performance Accounting Services

Ultimus shall perform the following accounting services for each Fund, each in accordance with the Fund’s prospectus and statement of additional information:

(i)Calculate the net asset value per share for each class utilizing prices obtained from the sources described in subsection 1.(ii) below.

(ii)Obtain security prices from Board-approved independent pricing services, or when required pursuant the Fund's pricing and valuation guidelines, obtain such prices from the Trust's Board of Trustees or from the sources designated by the Board; provided, however, that Ultimus shall not be responsible for determining any prices for securities or other instruments held by any of the Funds.

(iii)Price total return swap agreements from independent pricing services if the data is available to Ultimus. When data is not available from an independent pricing service, Ultimus will utilize valuation data provided by the client’s operations team.

(iv)Verify and reconcile with the Funds' custodian all investment security and cash activity.

(v)Compute, for each share class, as appropriate, each Fund's net investment income and capital gains, capital gain distribution factors, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, SEC yield and weighted average portfolio maturity.

(vi)Review daily the net asset value calculation and dividend factor (if any) for each Fund share class prior to release to shareholders, check and confirm the net asset values and distribution/dividend factors for reasonableness, and distribute net asset values, distribution factors and yields to

NASDAQ.

(vii)Report to the Trust's Board on the weekly results of the marked to market valuation of each money market Fund with the comparison to the valuation made on the amortized cost basis.

(viii)Determine unrealized appreciation and depreciation on securities that are "marked-to market”.

(ix)Amortize premiums and accrete discounts on fixed income securities purchased.

(x)Calculate interest accruals based on current rates on variable interest rate instruments.

(xi)Post Fund and class transactions, including but not limited to capital share activity, income, expenses, and investment security activity, to appropriate general ledger accounts.

(xii)Accrue expenses of each Fund according to instructions received from the Trust.

(xiii)Maintain original cost of investment securities, calculate realized gain/loss on investment transactions with pre-determined lot selection methodology, and accumulate in appropriate holding period category.

ProFunds
Fund Accounting Addendum	Page 1 of 4

(xiv)Post investment transactions on either Trade date or Trade date plus one, based on convention approved by Trust management. Note that at quarter-end this convention may be suspended, due to compliance or financial reporting purposes.

(xv)Verify daily change in performance matches preliminary data provided by ProFund Advisors LLC and/or reconcile variance with ProFund Advisors LLC.

(xvi)Provide requested data to reporting agencies.

(xvii)Provide access to financial data and reports through an online platform.

(xviii)Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions, (3) income and expense accounts; and (4) other receivables/payables, as necessary.

(xix)Provide accounting reports in connection with the Trust's regular annual audit and other audits and examinations by regulatory agencies; and

(xx)Provide such periodic reports as the parties shall agree upon.

(xxi)Develop and monitor the Fund Accountants' controls and procedures as necessary for the Trust's Disclosure, Controls and Procedures and Internal Controls over Financial Reporting under the Sarbanes Oxley Act of 2002.

(xxii)Record corporate actions (e.g., dividends, splits, spin-offs, mergers, etc.) based on available information in accordance with generally accepted accounting principles.

2.Special Reports and Services

2.1.Ultimus may agree (but shall be under no obligation) to provide additional special reports upon the request of the Trust or a Fund’s investment adviser, which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available.

2.2.Ultimus may agree (but shall be under no obligation) to provide such other similar services with respect to a Fund as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

3.Additional Accounting Services

Ultimus shall provide accounting information as may be reasonably appropriate for the following:

(i)federal and state income tax returns and federal excise tax returns.

(ii)the Trust's reports with the Securities and Exchange Commission ("SEC") on Form N-CEN and Form N-CSR, as required.

(iii)the Client’s monthly schedules of investments for filing with the SEC on Form N-PORT.

(iv)Assist the Client with portfolio compliance monitoring in accordance with Rule 22e-4(b) including:

(a)daily liquidity classifications of portfolio securities held by the Fund;

(b)daily monitoring of compliance with the Fund’s established Highly Liquid Investment Minimum (HLIM);

(c)daily monitoring of compliance with the Fund’s 15% illiquid holdings maximum.

(d)Provide the daily liquidity report for applicable money market funds

(e)Provide holdings for applicable money market funds monthly

(v)The Trust's annual and semiannual shareholder reports.

(vi)The Trust’s annual and semiannual financial statements and other information

(vii)The Trust quarterly holding reports.

ProFunds
Fund Accounting Addendum	Page 2 of 4

(viii)The Trust’s CPO reports, specifically PQR and PFS.

(ix)registration statements on Form N-lA and other filings relating to the registration of shares;

(x)the Administrator's monitoring of the Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended.

(xi)annual audit by the Trust's auditors.

(xii)examinations performed by the SEC; and

(xiii)meetings of the Board of Trustees.

Signatures are located on the next page.

ProFunds
Fund Accounting Addendum	Page 3 of 4

The parties duly executed this Fund Accounting Addendum as of November 1, 2024.

ProFunds	Ultimus Fund Solutions, LLC
On behalf of each of its current and future
series
By:	/s/ Todd B. Johnson	By:	/s/ Gary Tenkman
Name:	Todd B. Johnson	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer
ProFunds
Fund Accounting Addendum	Page 4 of 4

Fund Accounting Fee Letter

for

ProFunds

and each of its current and future series

This Fund Accounting Fee Letter (this “Fee Letter”) is between ProFunds, a Delaware statutory trust (the “Trust”) on behalf of each of its current and future series (each a “Fund” and collectively, the “Funds”), and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the state of Ohio (“Ultimus”), and supplements that certain Master Services Agreement dated as of November 1, 2024 by and between the Trust and Ultimus (the “Master Services Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

1.Fees

[REDACTED]

2.Monthly Per Trade and T+0 Processing Fees – Intentionally Omitted.

3.Term

3.1.Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive two-year periods (each a “Renewal Term”) unless Ultimus or the Trust gives written notice of termination at least 270 days prior to the end of the Initial Term or the then- current Renewal Term.

3.3.Termination. Ultimus or the Trust may terminate the Master Services Agreement entirely or on behalf of a Fund as set forth in the Master Services Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the subject Fund(s) shall be responsible for payment of any amounts required to be paid under the Master Services Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services.

3.4.Early Termination. Any Early Termination under the Master Services Agreement with respect to fund accounting services shall subject the subject Fund(s) to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

3.5.Deconversion. [REDACTED]

3.6Liquidation. [REDACTED]

3.7Restructuring. [REDACTED]

ProFunds
Fund Accounting Fee Letter	Page 1 of 5

4.Reimbursable Expenses

[REDACTED]

5.Fee Increases

[REDACTED]

6.Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

ProFunds
Fund Accounting Fee Letter	Page 2 of 5

The parties duly executed this Fund Accounting Fee Letter dated as of November 1, 2024.

ProFunds	Ultimus Fund Solutions, LLC
on behalf of each of its current and future
series
By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	President
By:	/s/ Gary Tenkman
Name:	Gary Tenkman
Title:	Chief Executive Officer
ProFunds
Fund Accounting Fee Letter	Page 3 of 5

Fund Administration Addendum

for

ProFunds

and each of its current and future series

This Fund Administration Addendum, dated as of November 1, 2024, is between ProFunds, a Delaware statutory trust (the “Trust”) on behalf of each of its current and future series (each a “Fund”), and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the state of Ohio (“Ultimus”), and supplements that certain Master Services Agreement dated as of November 1. 2024 by and between the Trust and Ultimus (the “Master Services Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

With respect to each Fund electing Fund Administration Services, Ultimus shall provide the following services subject to, and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, the Trust’s organizational documents, bylaws, applicable laws and regulations, and resolutions and policies established by the Trust’s Board:

1.Financial Administration

(a)Coordinate printing and distribution of the annual and semiannual reports;

(b)Responsibility for the preparation, review and filing of Fund annual and semiannual financial statements and other related information in accordance with all applicable rules and regulations, subject to review by the Trusts’ counsel and the annual audit by Trusts’ Independent Accountants, including:

i.Schedules of Investments

ii.Statements of Assets and Liabilities

iii.Statements of Operations

iv.Statements of Changes in Net Assets

v.Statements of Cash Flow (if necessary)

vi.Financial Highlights

vii.Notes to Financial Statements

viii.Tax disclosure information

ix.Other financial data

x.Shareholder meeting results

xi.Trustees' and officer information

xii.Any additional information that may be required by rule or regulation

(c)Responsibility for preparation, review and filing of Form N-CEN annually.

(d)Responsibility for preparation, review and filing of Form N-CSR.

(e)Provide assistance with future, currently unforeseen, financial reporting required by known and currently unknown regulatory authorities for the Funds. Fees will be adjusted if a significant scope increase.

ProFunds
Fund Administration Addendum	Page 1 of 8

(f)Responsibility for preparation, review and filing of Form 24f-2.

(g)Coordinate and facilitate acquisition and maintenance of NASDAQ ticker symbols.

(h)Assist with reporting to fund data reporting companies. Verify the accuracy of total returns for public Morningstar data no more than quarterly and other fund information semi-annually, or more frequently in the case of a material event. Provide all changes/corrections to data reporting companies.

(i)Prepare relevant Fund information surveys requested by the Investment Company Institute.

(j)Communicate applicable data to the Trusts’ transfer agent required for shareholder tax reporting.

(k)Prepare and file Form 1099 MISC for the Trusts’ trustees and vendors.

(l)Calculate estimated expense ratio projections for new Funds to be included in the Funds' prospectus.

(m)Prepare Fund budgets and calculate expense ratio projections.

(n)Calculate contractual Trust expenses, monitor all Funds' expense ratios, and as appropriate, compute the Funds' yield and expense ratios.

(o)Calculate the Funds' portfolio turnover rates.

(p)Responsibility for the implementation and methodology for allocating expenses within the Trusts.

(q)Ensure allocations are appropriate and in compliance with the Fund's Multiple Class Plan.

(r)Responsibility for monitoring expense accruals for adequacy and adjust as needed.

(s)Responsibility for calculating and monitoring fee waivers, if necessary, under an Expense Limitation Agreement approved by the Board of Trustees.

(t)Review, approve and instruct payment of all invoices directed to the Funds, including (if appropriate):

i.Verifying that charges are consistent with contracts, if applicable.

ii.Reviewing expense calculations.

iii.Determining that charges are appropriate Fund expenses.

iv.Verifying the appropriateness of all out-of-pocket costs charged to the Funds.

v.Authorizing payments.

(u)Prepare, calculate, review and coordinate fee table and fee example information and

ProFunds
Fund Administration Addendum	Page 2 of 8

disclosures for the prospectus subject to investment adviser oversight and approval.

(v)Prepare, calculate, review and coordinate financial highlights for the prospectus subject to investment advisor oversight and approval.

(w)Prepare special and routine quarterly reports for the Board of Trustees as requested.

(x)Assist with the design, development, and operation of the Funds, including new classes and accounting policies.

(y)Advise the Trusts and their Board of Trustees on matters concerning the Trusts and their affairs.

(z)Responsibility for calculation and review of the following performance calculations:

i.Total return.

ii.Distribution yield (if requested).

iii.Total return with sales charges (if applicable).

iv.After-tax performance calculations.

v.Other performance calculations as may be reasonably required, now or hereafter.

(aa)Respond to requests from independent auditors related to Fund audits and other Fund related business.

(bb)Review materials and reports prepared by the Trusts’ auditors, and materials prepared by Trust counsel which are submitted to Ultimus.

(cc)Provide oversight of the fund accountant as follows:

i.Review expense changes for consistency with applicable Administrator's instructions.

ii.Review total returns and expense ratios for significant and/or unusual items.

iii.Review the financial statements for significant or unusual items.

(dd)Responsibility for preparation, review, and filing Form N-PORT with the SEC, as required monthly.

(ee)Obtain from a third-party entity, the monthly liquidity classifications of portfolio securities, for inclusion on Form N-PORT on a monthly basis. Prepare and file Form N- RN as required.

(ff)Annual and Semiannual Shareholder Report (“TSR”) production and filing , including line graphs and performance information excluding proprietary ProFunds' indices (e.g. Europe 30, Asia 30).

(gg)CPO Services – NFA Form PQR/PFS

1. Compile data from its internal systems

ProFunds
Fund Administration Addendum	Page 3 of 8

2.Collect additional data from fund vendors – custodian, etc.

3.Aggregate all data into template

2.Compliance

(a)Perform independent daily and monthly portfolio compliance review (SEC, IRS Prospectus) of information contained in fund accounting source reports.

(b)Disseminate daily compliance testing results report to distribution list provided by the Trust’s investment adviser.

(c)Coordinate SEC Fund examinations and inspections of the funds in cooperation with the Trust CCO.

(d)Provide compliance consulting and advice to portfolio managers.

(e)Monitor compliance with the Investment Company Act of 1940 (the "1940 Act", and IRS Rules and Regulations, develop procedures for changes, which would affect the Funds' investment objectives, defined investment policies, restrictions, issuer or industry diversification, and tax diversification and income distribution requirements.

(f)Perform Compliance Review of IRS Qualification Tests, as applicable:

i.Income.

ii.Asset diversification (Sub M and/or Section 817(h)).

iii.Distribution.

Prepare summary compliance reports for the Funds' Board of Trustees.

(g)Maintain and manage annual regulatory/compliance filing calendar and follow up with responsible parties.

(h)Apply for CUSIPS and NASDAQ tickers.

(i)Develop and monitor the Administrator's controls and procedures as necessary for the Trust's Disclosure, Controls and Procedures and Internal Controls over Financial Reporting under the Sarbanes Oxley Act of 2002.

(j)Prepare and file Form NP-X, as required.

(k)Prepare and file monthly Form N-MFP for the VP Money Market Fund and the Public Money Market Fund

3.Trust Officers

(a)Provide person to serve as and perform the responsibilities of the Trusts' Treasurer. The Treasurer of the Trusts will perform all duties and responsibilities commensurate with such position, including but not limited to the following:

ProFunds
Fund Administration Addendum	Page 4 of 8

i.Attend and represent the Trust at periodic trustee meetings, as necessary.

ii.Review and approve disbursements as requested by the Trustees.

iii.Work with the Trusts' Independent Accounting Firm on tax and accounting issues.

iv.Support for oversight and implementation of accounting and financial reporting policies and practices of the Trusts, with the assistance of other Trust officers.

v.Meet with the Audit Committee on a periodic basis.

vi.Certify as Principal Financial Officer such reports and filings as are required by applicable law or regulations.

vii.Develop and assist in the evaluation of the Trusts’ Disclosure Controls and Procedures.

viii.Sign applicable governmental and regulatory filings on behalf of the Trusts.

(b)Provide persons to serve in ministerial or administrative roles as officers of the Trusts (e.g., Assistant Treasurer), upon request and as mutually agreed by the parties.

4.Tax Services

(a)Identify and track book-tax differences.

(b)Support report process by preparing and reviewing the following:

i.Return of Capital/Statement of position disclosures.

ii.Tax-related footnote disclosures.

(c)Responsibility for preparation and review of the following:

i.Fiscal and excise tax provisions (including all book/tax adjustments) in accordance with the Internal Revenue Code and any applicable rules or regulations.

ii.Calculation and declaration of income/capital gain distributions (in compliance with income/excise tax distribution requirements) in accordance with the Internal Revenue Code and any applicable rules or regulations.

iii.Year-end re-characterizations, return of capital, foreign tax credit and tax exempt percentages for Form 1099.

iv.Year-end shareholder reporting requirements (including but not limited to income by state, income by country, income by source (U.S. Treasury and Government Agency securities income and asset percentages, alternative minimum tax and dividends-received deduction information).

v.Tax equalization calculations.

vi.Wash sale calculations.

vii.Internal Revenue Code qualification, including asset diversification, good income and distribution tests.

viii.60-day notice information (Foreign Tax Credit, Long term capital gain designation, tax exempt income, Dividend Received Deduction, qualified dividend income).

(d)Advise the Funds for personal holding company status subsequent to year-end review.

ProFunds
Fund Administration Addendum	Page 5 of 8

(e)Review complex corporate actions.

(f)Calculate the "qualified dividend income" for all ordinary income distributions.

(g)Apply for tax identification numbers.

(h)Provide an estimate of capital gain distributions for the public ProFunds annually based on 8/31 YTD balances, delivered prior to 9/30.

5.Service Provider Program

(a)Rule 38a-1 Services. Ultimus will provide the following additional services to assist the Trusts in connection with its obligations under Rule 38a-1 of the Investment Company Act of 1940, as amended (“Rule 38a-1”):

i.Perform risk-based testing and an annual assessment of the internal compliance procedures of each Ultimus service group ("Ultimus Policies and Procedures") that provides services to the Trusts (i.e., fund accounting, administration), to assist the Trusts’ Chief Compliance Officer in determining whether such compliance procedures are reasonably designed to comply with all Federal Securities Laws, as defined in Rule 38a-l.

ii.Provide information reasonably requested by the Trusts’ Chief Compliance Officer or the Board of Trustees (the "Board") in connection with the Board's determination regarding the adequacy and effectiveness of the compliance procedures described in (a) above.

iii.Provide reports to the Trusts’ Chief Compliance Officer regarding the risk based testing and annual assessment described in (a) above.

iv.Maintain certain records for the Trusts in accordance with Rule 38a-1, which are specified below.

v.Assist in the development of policies of the Trusts and establish procedures to support such policies as requested by the Trusts, solely with respect to services provided by Ultimus.

(b)Information to be Furnished by the Trusts.

i.The Trusts have furnished or shall promptly furnish to Ultimus copies of the Trusts’ Compliance Policies and Procedures ("Trust Procedures"). The Trusts need not deliver copies of Ultimus policies or procedures which the Trusts determine shall constitute a portion of the Trusts’ compliance program under 38a-1.

ii.Consistent with Rule 38a-1, it is understood and agreed that the Trusts may make modifications to the Trust Procedures and Ultimus may make modifications to the Ultimus Policies and Procedures. Upon any changes or amendments, each party shall promptly notify the Trusts’ Chief Compliance Officer and, in the event of any material changes or amendments, shall notify the other party.

iii.Ultimus may rely on all documents furnished to it by the Trusts and its [authorized/designated] agents in connection with the services to be provided under this Agreement, including any amendments to or changes in any of the items to be provided by the Trusts pursuant to (c)(1) of this sub-section.

ProFunds
Fund Administration Addendum	Page 6 of 8

Tax Matters

Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Fund Administration Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust or a Fund consult a professional tax advisor regarding its individual tax situation.

Legal Representation

Notwithstanding any provision of the Master Services Agreement or this Fund Administration Addendum to the contrary, Ultimus will not provide legal representation to the Trust or any Fund, including through the use of attorneys that are employees of, or contractually engaged by, Ultimus. The Trust acknowledges that in-house Ultimus attorneys exclusively represent Ultimus and will rely on outside counsel retained by the Trust to review all services provided by in-house Ultimus attorneys and to provide independent judgment on the Trust’s behalf. The Trust acknowledges that because no attorney-client relationship exists between in-house Ultimus attorneys and the Trust, any information provided to Ultimus attorneys will not be privileged and may be subject to compulsory disclosure under certain circumstances. Ultimus represents that it will maintain the confidentiality of information disclosed to its in-house attorneys on a best efforts basis.

Signatures are located on the next page.

ProFunds
Fund Administration Addendum	Page 7 of 8

The parties duly executed this Fund Administration Addendum as of November 1, 2024.

ProFunds	Ultimus Fund Solutions, LLC
On behalf of each of its current and future
series
By:	/s/ Todd B. Johnson	By:	/s/ Gary Tenkman
Name:	Todd B. Johnson	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer
ProFunds
Fund Administration Addendum	Page 8 of 8

Fund Administration Fee Letter

for

ProFunds

and each of its current and future series

This Fund Administration Fee Letter (this “Fee Letter”) is between ProFunds, a Delaware statutory trust (the “Trust”) on behalf of each of its current and future series (each a “Fund” and collectively, the “Funds”), and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the state of Ohio (“Ultimus”), and supplements that certain Master Services Agreement dated as of November 1, 2024 by and between the Trust and Ultimus (the “Master Services Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

1.Fees

[REDACTED]

2.Reimbursable Expenses

[REDACTED]

3.Term

3.1.Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive two-year periods (each a “Renewal Term”) unless Ultimus or the Trust gives written notice of termination at least 270 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.Termination. Ultimus or the Trust may terminate the Master Services Agreement entirely or on behalf of a Fund as set forth in the Master Services Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the subject Fund(s) shall be responsible for payment of any amounts required to be paid under the Master Services Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services.

3.4.Early Termination. Any Early Termination under the Master Services Agreement with respect to fund administration services shall subject the subject Fund(s) to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then- current term.

3.5.Deconversion. [REDACTED]

3.6.Liquidation. [REDACTED]

3.7.Restructuring. [REDACTED]

ProFunds
Fund Administration Services Fee Letter	Page 1 of 4

4.Fee Increases

[REDACTED]

5.Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

ProFunds
Fund Administration Services Fee Letter	Page 2 of 4

The parties duly executed this Fund Administration Fee Letter dated as of November 1, 2024.

	ProFunds		Ultimus Fund Solutions, LLC
on its own behalf and on behalf of the Funds
By:	/s/ Todd B. Johnson	By:	/s/ Gary Tenkman
Name:	Todd B. Johnson	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer
ProFunds
Fund Administration Services Fee Letter	Page 3 of 4